Exhibit 99.1

Zayo Names Jack Waters President of Zayo Networks and COO

BOULDER, Colo. – February 12, 2019  – Zayo Group Holdings, Inc. (NYSE: Zayo) announced today that it has appointed Jack Waters as President, Zayo Networks and Chief Operating Officer of Zayo Group Holdings, Inc. In this expanded role, Waters will lead the company’s global Networks business, including the fiber solutions, transport, enterprise and strategic networks businesses, in addition to network operations and security.

Waters has served as Zayo’s Chief Technology Officer and President, Fiber Solutions since August 2016. During his tenure, Jack has led organic and inorganic expansion of the company’s fiber network, integrating six acquisitions, including Electric Lightwave, Optic Zoo, and Spread Networks. He and his team have continued to amass and strengthen Zayo’s network, with unique routes, high-fiber counts and high density in major metropolitan areas to create a long-term platform for success.

“Jack’s leadership will continue to be instrumental as we fully leverage our global fiber footprint to provide solutions to the world’s most innovative and impactful companies,” said Dan Caruso, Zayo Chairman and CEO. “He has put a foundation in place, including the regional and strategic fiber network teams, which will be key to driving momentum and further unleashing the value of our network.”

Prior to joining Zayo, Waters served in numerous leadership roles at Level 3 Communications, including chief technology officer. He was with Level 3 from its inception, and oversaw most of the engineering, network, and operations functions during Level 3’s initial 18 years. He was an original member of the team responsible for InternetMCI and began his career at SURAnet, the Southeastern University Research and Academic Network. Waters is a frequent speaker at industry and policy events and serves on the board of directors of the Colorado Technology Association.

For more information on Zayo, please visit zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure solutions, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 130,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides users with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated August 24, 2018. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Media:         Shannon Paulk, Corporate Communications

                   303-577-5897

                   press@zayo.com

Investors:    Brad Korch, Investor Relations

                   720-306-7556

IR@zayo.com